                                                                   EXHIBIT 10.20

                                                      FINAL EXECUTION COPY


                                  CONFIDENTIAL





                            ASSET PURCHASE AGREEMENT




                                     BETWEEN




                             ATRIUM COMPANIES, INC.,

                                    AS BUYER,

                                       AND

                             DANVID WINDOW COMPANY,

                                    AS SELLER

                                   DATED AS OF




                                FEBRUARY 14, 2003

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1 DEFINITIONS........................................................................7
    1.1    Definitions.......................................................................7

ARTICLE 2 SALE AND PURCHASE OF THE ASSETS....................................................8
    2.1    Transferred Assets................................................................8
    2.2    Excluded Assets...................................................................9
    2.3    Assumption of Liabilities........................................................10
    2.4    Excluded Liabilities.............................................................11

ARTICLE 3 THE CLOSING; PURCHASE PRICE.......................................................12
    3.1    Place and Date...................................................................12
    3.2    Purchase Price...................................................................13
    3.3    Deposit..........................................................................13
    3.4    Allocation of Purchase Price.....................................................13
    3.5    Deliveries.......................................................................13
    3.6    [Intentionally Omitted.].........................................................13
    3.7    Consents of Third Parties........................................................14

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER..........................................14
    4.1    Organization, Standing, Etc. of Seller...........................................14
    4.2    Corporate Authorization..........................................................14
    4.3    Enforceability...................................................................15
    4.4    Governmental Authorizations and Consents.........................................15
    4.5    Financial Statements.............................................................15
    4.6    Absence of Certain Changes or Events.............................................15
    4.7    Title to Transferred Assets......................................................16
    4.8    Transferred Intellectual Property................................................16
    4.9    Assumed Contracts................................................................16
    4.10   Licenses and Permits.............................................................17
    4.11   Environmental Compliance.........................................................17
    4.12   Benefit Plans....................................................................17
    4.13   Brokers..........................................................................18
    4.14   Taxes............................................................................18
    4.15   Compliance with Law..............................................................19
    4.16   Product Warranties...............................................................19
    4.17   Employment Matters...............................................................19
    4.18   Transferred Assets...............................................................19
    4.21   Non-Competition Agreements.......................................................19
    4.22   Legal Proceedings................................................................20
    4.23   Insurance........................................................................20
    4.24   Affiliated Transactions..........................................................20
    4.25   Customers, Suppliers and Distributors............................................20
    4.26   Relationship with General Electric Company.......................................21
    4.27   No Other Representations and Warranties..........................................21

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER...........................................21
    5.1    Organization and Standing of Buyer...............................................21
    5.2    Authorization....................................................................21
    5.3    Enforceability...................................................................21
    5.4    Compliance with Other Instruments and Laws.......................................22
    5.5    Governmental Authorizations and Consents.........................................22
    5.6    Access...........................................................................22
    5.7    Brokers..........................................................................22

ARTICLE 6 COVENANTS RELATING TO PERSONNEL ARRANGEMENTS......................................22
    6.1    Transferee Employees.............................................................22
    6.2    COBRA Obligations................................................................22
    6.3    Plans, Benefits and Policies.....................................................23

ARTICLE 7 COVENANTS OF SELLER...............................................................24
    7.1    Conduct of Business..............................................................24
    7.2    Access...........................................................................25

ARTICLE 8...................................................................................26

COVENANTS OF BUYER..........................................................................26
    8.1    Investigation....................................................................26
    8.2    Assistance with Respect to Excluded Assets.......................................26

ARTICLE 9 COVENANTS OF BOTH PARTIES.........................................................26
    9.1    Commercially Reasonable Efforts..................................................26
    9.2    Governmental Filings.............................................................26
    9.3    Public Announcements.............................................................26
    9.4    Use of Business Names by Buyer...................................................27
    9.5    Consents; Cooperation............................................................27
    9.6    Communications with Customers and Suppliers......................................28
    9.7    Liability for Transfer Taxes.....................................................28
    9.8    Books and Records................................................................28
    9.9    Tax Matters......................................................................29
    9.10   Confidentiality..................................................................29
    9.11   Transition Period Assistance.....................................................30

ARTICLE 10 BUYER PROTECTIONS:  OVERBIDDING PROCEDURES AND BREAK-UP FEES.....................30
    10.1   Bankruptcy Court Approvals.......................................................30
    10.2   Bidding Procedures...............................................................31

ARTICLE 11 CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE......................................34
    11.1   Accuracy of Representations and Warranties.......................................34
    11.2   Performance......................................................................34
    11.3   No Conflict......................................................................34
    11.4   Certificate......................................................................34

    11.5   Bankruptcy Court Approval........................................................35
    11.6   Consents.........................................................................35
    11.7   Transfer Documents...............................................................35
    11.8   Transaction Documents............................................................35
    11.9   Further Instruments..............................................................35

ARTICLE 12 CONDITIONS TO OBLIGATIONS OF SELLER TO CLOSE.....................................35
    12.1   Accuracy of Representations and Warranties.......................................36
    12.2   Performance......................................................................36
    12.3   No Conflict......................................................................36
    12.4   Certificate......................................................................36
    12.5   Bankruptcy Court Approval........................................................36
    12.6   Consents.........................................................................36
    12.7   Assumption Agreement.............................................................37
    12.8   Transaction Documents............................................................37
    12.9   Further Instruments..............................................................37
    12.10      Payment......................................................................37

ARTICLE 13 TERMINATION......................................................................37
    13.1   Right to Terminate Agreement.....................................................37
    13.2   Return of Deposit After Termination..............................................38

ARTICLE 14 MISCELLANEOUS....................................................................38
    14.1   Expiration of Representations, Warranties and Covenants..........................38
    14.2   No Implied Representations or Warranties.........................................38

ARTICLE 15 AGREEMENT CONVENTIONS............................................................38
    15.1   Further Assurances...............................................................38
    15.2   Notices..........................................................................39
    15.3   Assignment.......................................................................40
    15.4   Entire Agreement; Amendment; Governing Law; Etc..................................41
    15.5   Consent to Jurisdiction..........................................................41
    15.6   Severability.....................................................................41
    15.7   Reliance on Counsel and Other Advisors...........................................41
    15.8   Exhibits and Schedules...........................................................42
    15.9   Rules of Construction............................................................42
    15.10      Counterparts.................................................................42

Exhibit A...................................................................................44

                                    SCHEDULES

Schedule              Subject Matter
--------              --------------
2.1(c)                Owned and Leased Real Property

2.1(d)                Transferred Intellectual Property

2.2(g)                Excluded Litigation Rights

2.3(c)                Assumed Liabilities

2.4(i)                Other Excluded Liabilities

4.6                   Exceptions to Ordinary Course

4.7                   Title to Transferred Assets

4.9                   Assumed Contracts

4.10                  Licenses, Permits and Exceptions

4.11                  Environmental Compliance Exceptions

4.12                  Benefit Plans

4.14(c)               Tax Waivers, Liens and Suits

4.14(d)               Tax Return Jurisdictions

4.14(e)               Disputed Taxes

4.16                  Product Warranties

4.20                  Employment Agreements

4.21                  Non-Compete Agreements

4.22                  Legal Proceedings

4.23                  Insurance

4.24                  Affiliated Transactions

4.25                  Customers, Suppliers and Distributors

4.26                  Relationship with GE Company

5.5                   Government Authorizations and Consents Required By Buyer

7.1                   Conduct of Business

11.6                  Consents as Conditions to Obligations

                                    EXHIBITS

A.      Definitions

B.      Intentionally Omitted

C.      Bidding Procedures Motion and Form of Bidding Procedures Order

D.      Sale Motion and Form of Sale Order

                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of February ___, 2003, by and between ATRIUM COMPANIES, INC., a Delaware corporation ("Buyer"), on the one hand, and DANVID WINDOW COMPANY, a Delaware corporation ("Danvid" or "Seller"), on the other hand.

                                    RECITALS

        WHEREAS, Seller, among others, filed a bankruptcy petition under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") on December 18, 2000 (the "Filing Date") in the United States Bankruptcy Court for the Northern District of Ohio ("Bankruptcy Court") which case is being jointly administered as Case No. 00-43726 ("Bankruptcy Case");

        WHEREAS, Danvid is a wholly owned subsidiary of American Architectural Products Corporation ("AAPC");

        WHEREAS, Danvid is engaged in the business of the manufacture, sale and installation of aluminum and vinyl windows, doors and related products for residential, institutional and commercial markets;

        WHEREAS, Danvid is known as the "Business";

        WHEREAS, Buyer wishes to purchase and acquire from Seller, and Seller wishes to sell, assign and transfer to Buyer, the Transferred Assets (as defined in Exhibit A), and Seller wishes to assume and assign to Buyer and Buyer has agreed to assume the Assumed Liabilities (as defined in Exhibit A), with the approval of the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code, all for the Purchase Price (as defined in Exhibit A), and upon the terms and subject to the conditions, herein set forth; and

        WHEREAS, the transactions contemplated by this Agreement involve a sale, other than in the ordinary course of business, of certain of Seller's assets and properties out of Seller's bankruptcy estate pursuant to Bankruptcy Code Sections 363 and 365.

        NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

        1.1 DEFINITIONS. The definitions set forth in Exhibit A are incorporated herein by reference.

                                   ARTICLE 2

                         SALE AND PURCHASE OF THE ASSETS

        2.1 TRANSFERRED ASSETS. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, free and clear of all Liens, except as set forth in this Agreement, and Buyer shall purchase and acquire from Seller, all right, title and interest of Seller in and to the properties, assets, contracts and rights of Seller used in the Business, other than the Excluded Assets (collectively, the "Transferred Assets"). The Transferred Assets include, without limitation, the following:

                (a)     all of the Fixed Assets;

                (b) all of the Accounts Receivable, other than Intercompany Receivables;

                (c) all rights and ownership interest of Seller in the owned and leased real property listed on Schedule 2.1(c);

                (d) all rights in respect of the Transferred Intellectual Property, including without limitation such intellectual property identified in
Schedule 2.1(d);

                (e) to the extent transferable, all of Seller's rights under the Assumed Contracts;

                (f) all inventories of goods (raw materials, spare parts, work in progress and finished goods), office and other supplies located at the Transferred Facilities or used in the Business;

                (g) all of the prepaid expenses and security deposits that relate to any of the Assumed Contracts or Transferred Assets;

                (h) all customer lists, files and Books and Records of the Business;

                (i) to the extent transferable under Applicable Law, all Consents and Permits related to the Transferred Facilities, the Transferred Assets or the Business;

                (j) to the extent transferable, all rights under express or implied warranties from or rights against Seller's suppliers, vendors and other third parties with respect to the Transferred Assets or the Assumed Contracts;

                (k) all rights to causes of action, lawsuits, claims and demands of any nature available to Seller that relate to the Transferred Assets, the Assumed Liabilities or to the Business, other than (i) avoidance actions under the Bankruptcy Code and (ii) causes of action, lawsuits, claims and demands identified in Schedule 2.2(g);

                (l) to the extent transferable, all guarantees, warranties, indemnities, bonds, letters of credit and similar arrangements that run in favor of Seller in connection with the Transferred Assets;

                (m) the retentions and advances that relate to the Assumed Contracts;

                (n) additional assets of the Business acquired in the ordinary course of business between the date hereof and the Closing Date;

                (o)     business names of the Business;

                (p)     telephone and facsimile numbers of the Business;

                (q)     e-mail addresses and web sites of the Business;

                (r) to the extent transferable, software used in the Business;

                (s) all of Seller's rights and interests under all outstanding purchase orders entered into by Seller for the purchase of goods or services used in the Business;

                (t) all rights of action against the Policies maintained by Seller but only to the extent that Buyer may have a claim regarding coverage for any Transferred Asset or Assumed Liability against such Policies and at no cost to Seller; and

                (u) to the extent transferable and used in the Business, all other or additional privileges, rights, interests, properties and assets of Seller of every kind and description and wherever located, that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently being conducted.

        2.2     EXCLUDED ASSETS. Notwithstanding anything contained in Section
2.1 hereof to the contrary, the Transferred Assets do not include, and Buyer shall not purchase or acquire any right, title or interest of Seller in or to any of the following (herein referred to collectively as the "Excluded Assets"):

                (a) except to the extent expressly set forth in the Transaction Documents, the names and marks "American Architectural Products Corporation" and "AAPC" and any name or mark derived from or including the foregoing, including all corporate symbols or logos incorporating "American Architectural Products Corporation" or "AAPC" (the "Excluded Intellectual Property");

                (b) any rights of Seller in intellectual property, intangible property rights, license agreements and software licenses not within the definition of Transferred Intellectual Property;

                (c) all collateral posted by Seller or its Affiliates associated with any bonds, letters of credit and similar arrangements provided by Seller that run in favor of third parties;

                (d) Intercompany Receivables and payables arising between or among the Business and the balance of AAPC's business from the conduct of the Business prior to the Closing Date (including without limitation any prepaid assets associated with AAPC's property, general liability and automobile insurance policies);

                (e) all books and records relating to or used in the business of Seller and not specific to the Business, Seller's corporate franchise and stock record books, corporate seal, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records;

                (f) except as stated in Section 2.1(t), all Policies maintained by Seller, and all rights of action, lawsuits, claims and demands, rights of recovery and set-off, and proceeds, under or with respect to such Policies;

                (g) all rights to causes of action, lawsuits, claims and demands listed on Schedule 2.2(g) and any rights accruing under this Agreement;

                (h) all right, title and interest of Seller in and to and any claims for any refund, credit, rebate or abatement with respect to Taxes of the Business for any period or portion thereof prior to the Closing Date, but only to the extent such corresponding tax liability is not assumed by Buyer;

                (i)     all assets relating to Benefit Plans;

                (j) all prepaid expenses and security deposits other than those transferred pursuant to Section 2.1(g);

                (k) all claims against third parties for Losses suffered in connection with Excluded Assets and Excluded Liabilities;

                (l) all cash and cash equivalents and similar type investments specific to the Business, such as certificates of deposit, treasury bills and other marketable securities;

                (m) the services available to Seller that are not related to the Business as conducted prior to the Closing Date;

                (n) except as stated in Section 2.1(i), permits related to the conduct of the Business;

                (o) all contracts and leases rejected pursuant to Section 365 of the Bankruptcy Code by Seller prior to the Closing Date;

                (p) any properties, assets, contracts and rights of Seller not constituting a part of the Transferred Assets;

                (q) the assets and properties used in the Business which have been disposed of since the date of this Agreement, provided such disposition has been made in accordance with the terms hereof and in the ordinary course of business consistent with past practice;

                (r)     any shares of capital stock or debenture of Seller; and

                (s) any projections, descriptive brochures or other sales related documentation prepared in connection with the sale of the Transferred Assets.

For the avoidance of doubt, and in those instances where certain categories of Transferred Assets are expressly described as those being related or specific either to the Business or to any other assets otherwise transferred hereby, or as otherwise specified, it is the intention of the parties that Buyer is buying and shall have the benefit of all assets currently used and necessary to operate the Business.

        2.3 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, honor, perform and discharge when due all of the Liabilities and obligations relating to the Transferred Assets and the Business (other than the Excluded Liabilities), including, without limitation, the following:

                (a) Liabilities and obligations of Seller under or relating to the Transferred Assets, Assumed Contracts and the Transferred Facilities that are due to be performed from and after the Closing Date (without giving effect to any amendment, waiver or extension entered into after execution of this Agreement with respect to the respective due date for such performance), except warranty obligations which are specifically assumed in accordance with Section 2.3(d);

                (b) all Liabilities and obligations arising out of the conduct of the Business on or after the Closing Date;

                (c) all Liabilities identified on Schedule 2.3(c) and reflected on the Financial Statements, but only to the extent such Liabilities are incurred on or after the Filing Date and are not due and payable prior to the Closing Date after giving effect to Section 7.1(a) (without giving effect to any amendment, waiver or extension entered into after execution of this Agreement with respect to the respective due date for such payment); and

                (d) all Liabilities with respect to warranty claims relating to the Business arising solely out of the express terms of Seller's warranty Contracts with its customers that are in the form of (and solely in the form of) the express warranties identified on Schedule 4.16 hereto and that relate solely to products sold by Seller with respect to the Business on or after the Filing Date, but excluding Liabilities for personal injury or damage to property other than damage to windows and doors manufactured by Seller and sold to such customers.

        The Liabilities and obligations described in clauses (a) through (d) are collectively referred to as the "Assumed Liabilities."

        2.4     EXCLUDED LIABILITIES. Except as specifically set forth in
Section 2.3 and elsewhere in the Transaction Documents, Buyer shall not assume or in any way be responsible for, and Seller shall remain responsible for, the following debts, claims, commitments, liabilities and obligations of Seller and the Business (the "Excluded Liabilities"):

                (a) all Tax liabilities, including penalties and interest, in respect of periods prior to the Closing Date;

                (b) all indebtedness for borrowed money relating to the conduct of the Business for all periods prior to the Closing Date;

                (c)     Liabilities arising out of or relating to the Excluded
Assets;

                (d) any Environmental Liabilities relating to or arising out of (1) the acts or omissions of Seller, (2) the acts or omissions of any person prior to the Closing Date related to Seller, the Business or the Transferred Assets, or (3) the use, handling, storage, treatment or disposal of any Hazardous Materials related to Seller, the Business or the Transferred Assets prior to the Closing Date;

                (e) Inter-company receivables and payables arising between or among the Business and the balance of AAPC's business from the conduct of the Business prior to the Closing Date;

                (f)     Liabilities and obligations under any Benefit Plans;

                (g) all trade payables and obligations incurred prior to the Filing Date;

                (h) all amounts owing to employees of Seller under the Key Employee Retention Program, as approved and described by the Bankruptcy Court Order in Orders dated June 11, 2001 and June 12, 2002 ;

                (i)     the Liabilities, if any, listed on Schedule 2.4(i);

                (j) any Liabilities relating to pending or threatened litigation, warranty claims (other than those included in the Assumed Liabilities), or bankruptcy and any Liability of Seller for costs and expenses incurred in connection with the Contemplated Transactions, including, without limitation, any broker's or finder's commission, fee or similar compensation;

                (k) any actual or alleged violation by Seller or any of its Affiliates of any Applicable Law;

                (l) any infringement or alleged infringement of the rights of any Person arising out of the use of any of the Transferred Intellectual Property in connection with the Business prior to the Effective Time;

                (m) any workers compensation claims relating to the Business for any period prior to the Effective Time;

                (n) any Liabilities or obligations with respect to any outstanding checks written or issued by Seller or any of its Affiliates prior to the Closing Date; and

                (o) except for items specifically included in the Assumed Liabilities, all Liabilities of Seller relating to or arising out of any act, event or omission occurring prior to the Effective Time.

                                   ARTICLE 3

                           THE CLOSING; PURCHASE PRICE

        3.1 PLACE AND DATE. The closing of the sale and purchase of the Transferred Assets (the "Closing") and the assumption of the Assumed Liabilities shall take place at 10:00 a.m. local time, not later than (i) five (5) business days following the satisfaction or waiver of the conditions referred to in Articles 11 and 12 or (ii) seven (7) business days after the Sale Order is entered, whichever is later, at such place upon which the parties may agree. The day on which the Closing actually occurs is sometimes referred to herein as the "Closing Date." Notwithstanding the actual time of Closing on the Closing Date, the Closing shall be deemed to have occurred as of 12:01 a.m., local time, on the Closing Date (the "Effective Time").

        3.2 PURCHASE PRICE. On the terms and subject to the conditions set forth in this Agreement, the purchase price shall be U.S. $5,800,000.00 (the "Cash Portion") plus the assumption of the Assumed Liabilities (collectively the "Purchase Price").

        3.3 DEPOSIT. Simultaneously with the execution of this Agreement, the Buyer shall deliver to Squire, Sanders & Dempsey, L.L.P., attorneys for Seller, an amount equal to U.S.$150,000.00 (the "Deposit") as a deposit toward the Cash Portion of the Purchase Price. The Deposit shall be held and invested in an interest bearing account, the proceeds of which shall be included in the Deposit for the benefit of either Buyer or Seller, as the case may be.

        3.4     ALLOCATION OF PURCHASE PRICE.

                (a) The parties shall allocate the aggregate consideration received by Seller with respect to the Transferred Assets and the assumption of the Assumed Liabilities, in accordance with Section 1060 of the Tax Code, as mutually agreed to by the parties within forty-five (45) days following the Closing. Subject to the requirements of any applicable Tax law or election, all such mutually agreed to allocations shall be used by each party in preparing any filings required pursuant to Section 1060 of the Tax Code or any similar provisions of state or local law and all relevant Income Tax Returns. Neither Buyer nor Seller will take any position before any taxing authority or in any judicial proceeding with respect to Income Taxes that is inconsistent with such mutually agreed to allocations without the prior written consent of the other party, in the consenting party's commercially reasonable discretion. The parties shall exercise commercially reasonable efforts to support such mutually agreed to reported allocations in any audit proceedings initiated by any taxing authority.

                (b) Within 15 days after agreeing to the tax allocation pursuant to Section 3.4(a), Seller will provide to Buyer copies of IRS Form 8594 and any required exhibits thereto with Seller's proposed allocation of the consideration received by Seller with respect to the Transferred Assets for Buyer's approval, which shall not be unreasonably withheld. If Buyer fails to respond to Seller within 15 days of Buyer receiving such IRS Form 8594, then Buyer shall be deemed to have approved Seller's allocation. Buyer agrees to provide Seller with any financial documentation concerning the Business reasonably required by Seller to prepare the IRS Form 8594 described in this
Section 3.4(b) or otherwise in furtherance of this Section 3.4.

        3.5 DELIVERIES. At the Closing: (a) Buyer shall deliver to, or as directed by Seller, the Cash Portion of the Purchase Price, less the Deposit, and the agreements, instruments of assumption, certificates and other documents required to be delivered by Buyer pursuant to Article 12; and (b) Seller shall deliver to Buyer the agreements, instruments of transfer, certificates and other documents required to be delivered by Seller pursuant to Article 11.

        3.6     [Intentionally Omitted.]

        3.7 CONSENTS OF THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Consent from a Governmental Authority, instrument, contract (including the Assumed Contracts), lease, or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, to the extent that such assignment or transfer or an attempt to make such an assignment or transfer cannot be made pursuant to Section 365 of the Bankruptcy Code without the consent or approval of a third party. In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall, in any lawful arrangement, provide Buyer with the benefits under any such Consent, instrument, contract, lease or other agreement or arrangement, provided that Buyer shall undertake to pay, perform, discharge or satisfy the corresponding liabilities and obligations for the enjoyment of such benefit to the extent Buyer would have been responsible therefor if such consent or approval had been obtained.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Except as set forth in the Disclosure Schedule delivered to Buyer contemporaneously herewith (the "Disclosure Schedule"), of which the Schedules referred to below are a part, and in the documents and other materials identified in the Disclosure Schedule (it being agreed that any matter disclosed in the Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to all other sections of this Agreement to the extent that a person reasonably familiar with the Business would deem such disclosure to modify such other sections of this Agreement), and subject to the limitations contained in Section 14.1, as of the date of this Agreement, Seller makes to Buyer the following representations and warranties.

        4.1 ORGANIZATION, STANDING, ETC. OF SELLER. Danvid is a corporation duly incorporated and validly existing under the laws of the jurisdiction where it is organized and has all requisite corporate power and authority to carry on the Business as currently conducted and to own or lease and to operate the properties of the Business. Danvid is in good standing and is qualified to do business in each state of the United States in which the Business is conducted that requires such qualification and where the failure to so qualify would have a Material Adverse Effect on the Business. Seller is currently a debtor-in-possession in the Bankruptcy Case pursuant to the Bankruptcy Code, and retains full authority and power to operate its business and affairs pursuant to Sections 1107 and 1108 of the Bankruptcy Code, with no trustee, examiner, facilitator or other officer or agent with similar authority or powers to a trustee, examiner or facilitator having been appointed in such Bankruptcy Case.

        4.2 CORPORATE AUTHORIZATION. Subject to approval by the Bankruptcy Court, the execution, delivery and performance of this Agreement and all other documents executed or to be executed pursuant to this Agreement by Seller, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of Seller. Subject to approval by the Bankruptcy Court, this Agreement has been duly executed and delivered by a duly authorized officer of Seller.

        4.3 ENFORCEABILITY. Subject to approval by the Bankruptcy Court, this Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms.

        4.4 GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. No consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority are required to be obtained or made by Seller in connection with the execution, delivery, performance, validity and enforceability of this Agreement, other than (a) bankruptcy court approval, and
(b) other consents, licenses, approvals, authorizations, registrations or declarations, where the failure to obtain such would not have a Material Adverse Effect on the Business.

        4.5 FINANCIAL STATEMENTS. Seller has delivered to Buyer the following: a) audited financial statements as of and for the twelve month period ending December 31, 2001; b) 2002 monthly income statement of the Business for the months available through the date this Agreement is executed; and c) 2002 monthly balance sheet for the Business for the months available through the date this Agreement is executed (such statements hereinafter being referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with past practice and the accounting records and policies of Seller and reasonably present in all material respects the Transferred Assets and the Assumed Liabilities of the Business as of the dates thereof.

        4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except: (i) as set forth on Schedule 4.6 and (ii) the filing of the Bankruptcy Case and any actions taken in connection therewith, since January 1, 2002, Seller has conducted its operations related to the Business in the ordinary course of business and Seller has not:

                (a) mortgaged, pledged or subjected to any Lien, except Permitted Encumbrances, any portion of the Transferred Assets,

                (b) sold, assigned or transferred any Transferred Intellectual Property;

                (c) allowed the Business to suffer any damage, destruction or loss (whether or not covered by insurance) which, in the aggregate, exceeds $100,000;

                (d) borrowed any amount or incurred any obligations or liabilities of any kind, absolute, contingent or otherwise, whether due or to become due, which, in the aggregate, exceed $100,000 in value, except for purchase orders or sales contracts issued or entered into in the ordinary course of business;

                (e) made or committed to make any unfunded capital expenditures in excess of $100,000;

                (f) materially increased or changed the terms of the compensation or benefits payable or to become payable to any of its officers, directors, employees or agents, except increases in the ordinary course of business;

                (g) made any material change in the terms of any bonus, insurance, pension or other benefit plan for or with any of its officers, directors, employees or agents which increases amounts paid, payable or to become payable thereunder, other than in the ordinary course of business;

                (h) disposed of any assets, other than the disposal of Inventory in the ordinary course of business, which, in the aggregate, exceed $100,000 in value;

                (i) offered any incentive to any third party to accelerate collection of any of the Accounts Receivable other than customary discounting terms;

                (j) engaged in, or agreed to engage in, any transaction with any Affiliate;

                (k) made any material change in its accounting procedures or practices; or

                (l) decreased the pricing of any products of the Business in excess of five percent (5%), or extended payment terms beyond thirty (30) days, to any of its top twenty (20) customer as determined based upon calendar year 2002 sales.

        4.7 TITLE TO TRANSFERRED ASSETS. Except as set forth on Schedule 4.7, Seller has good, transferable and marketable title to or other valid ownership rights in the Transferred Assets. This Section 4.7 does not apply to the Transferred Intellectual Property.

        4.8     TRANSFERRED INTELLECTUAL PROPERTY.

                (a) Seller owns, or is licensed or otherwise possesses the right to use, all the Transferred Intellectual Property, and the Transferred Intellectual Property is all the intellectual property necessary to conduct the Business substantially as currently conducted by Seller.

                (b) Schedule 2.1(d) includes a list of patents, registered copyrights, registered trademarks, registered trade names and registered service marks, and any pending applications therefor, included in the Transferred Intellectual Property.

        4.9 ASSUMED CONTRACTS. The Assumed Contracts listed on Schedule 4.9 are all of the contracts and agreements that (i) are material to the Business,
(ii) involve performance of services or the delivery of goods or materials of an amount or value in excess of $50,000, (iii) involve expenditures or receipts in excess of $50,000, (iv) relate to any lease or agreement under which Seller is a lessee or lessor of, or holds or operates, or permits any third party to hold or operate, any personal or real property for which the annual rental exceeds $5,000; (v) relate to any representative or sales agency contracts or commitments to which Seller is a party; or (vi) include any Affiliate as a party. To the Knowledge of Seller, all of the Assumed Agreements are valid, in full force and effect, binding upon Seller and, to the Knowledge of Seller, binding upon the other parties thereto in accordance with their terms and, Seller is not in default under any of them nor, to the Knowledge of Seller, is any other party thereto in default thereunder, nor, to the Knowledge of Seller, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. To the Knowledge of Seller, there has been no notice given or claim, demand or allegation made by any third party that has triggered, or could reasonably be expected to trigger, a duty on the part of Seller to defend or indemnify any third party under any of the Assumed Contracts, and, to the Knowledge of Seller, there are no facts or basis for any such notice, claim, demand or allegation.

        4.10 LICENSES AND PERMITS. Schedule 4.10 includes a list of all permits, licenses and other authorizations from Governmental Authorities necessary for the conduct of the Business substantially as currently conducted. Seller has all licenses, permits and other authorizations from Governmental Authorities necessary for the conduct of the Business as conducted by Seller prior to the date hereof (collectively "Permits"), except where the failure to have such Permits could not reasonably be expected to result in a Material Adverse Effect on the Business. Except as set forth on Schedule 4.10, (a) each of said Permits is in full force and effect, (b) the Business is in compliance with the terms, provisions and conditions thereof, except where the failure to be so in compliance could not reasonably be expected to result in a Material Adverse Effect on the Business, (c) to Seller's Knowledge, there are no outstanding violations, notices of noncompliance, judgments, consent decrees, orders or judicial or administrative actions, investigations or proceedings adversely affecting any of said Permits, and (d) to Seller's Knowledge, no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any material

Permits other than by expiration of the term set forth therein. Seller makes no representation or warranty with respect to the transferability of the Permits to Buyer.

        4.11 ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule 4.11, the conduct of the Business complies in all material respects with all Environmental Laws, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on the Business. To the Knowledge of Seller, except as disclosed on Schedule 4.11, (a) there have been no spills or discharges of any Hazardous Materials on any of the owned or leased properties which are Transferred Assets or which have been leased or otherwise used in connection with the Business and (b) there are no Environmental Liabilities relating to the conduct of the Business at any time that would reasonably be expected to result in a Material Adverse Effect on the Business. "Environmental Laws" shall mean all applicable U.S. and foreign federal, state and local laws, ordinances and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Occupational Health and Safety Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules, regulations and ordinances of the cities and other jurisdictions in which the Business is located, the Environmental Protection Agency and all other applicable Governmental Authorities.

        4.12 BENEFIT PLANS. Schedule 4.12 lists and identifies (i) each employee pension benefit plan, as defined in Section 3(2) of ERISA (a "Pension Plan"); and (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA (a "Welfare Plan"), that is maintained or contributed to by Seller or any entity that would be considered a single employer with Seller under Section 414(b), 414(c), 414(m) or 414(o) of the Tax Code (collectively, the "Benefit Plans"). No Benefit Plan is a "multiemployer plan" within the meaning of ERISA
Section 3(37), subject to Title IV of ERISA, or subject to the funding requirements of ERISA Section 302 or Section 412 of the Tax Code. All required contributions of Seller have been made to the Pension Plans. Except as disclosed on Schedule 4.12, Seller does not maintain or contribute to any Welfare Plan that provides benefits to employees after termination of employment other than as required by Part 6 of Subtitle B of Title I of ERISA.

        4.13 BROKERS. With the exception of fees and expenses payable to Conway, Del Genio, Gries & Co., LLC, which shall be paid by Danvid, all negotiations relating to this Agreement, and the Contemplated Transactions, have been carried on without the participation of any Person acting on behalf of Seller or its Affiliates in such manner as to give rise to any valid claim against Buyer for any brokerage or finder's commission, fee or similar compensation upon consummation of the Contemplated Transactions.

        4.14    TAXES. Except as set forth on Schedule 4.14, with respect to
Taxes:

                (a) Seller has properly completed and filed or caused to be filed or shall properly complete and file or cause to be filed, in accordance with and within the time prescribed by Applicable Law, including extensions, all Tax Returns with respect to the Transferred Assets that are or were required to be filed under federal, state, local or any foreign laws on or prior to the Closing Date.

                (b) Seller has, within the time and in the manner prescribed by law, paid or caused to be paid (and until the Closing will, within the time and in the manner prescribed by law, pay or cause to be paid) all Taxes that are due and payable with respect to the Business, whether or not shown on any Tax Return. The Business has paid or, in the case of Taxes not due or being contested in good faith, has made adequate provisions for the payment of all Taxes for which the Business is or may reasonably become liable for payment.

                (c)     (i)     Prior to the date hereof, Seller has provided to
Buyer or its agents copies of all written revenue agent's reports and all other written or formal assertions of deficiencies or other liabilities for Taxes (including all reports, statements, summaries and other communications of assertions or claims of deficiencies or other liabilities) of Seller with respect to the periods of time Seller has owned the Business.

                        (ii)    Except for waivers and extensions disclosed on
Schedule 4.14(c), there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to Seller or the Business which waivers or extensions currently are in effect, and which Taxes could result in a Lien or Liens in excess of $25,000 in the aggregate upon any of the Transferred Assets or the Business, and no request for any such waiver or extension is currently pending.

                        (iii) Except as disclosed on Schedule 4.14(c), no Lien, action, suit, proceeding, investigation, audit, examination, request for information, claim or assessment is presently pending or, to the Knowledge of Seller, proposed with regard to any Taxes that relate to the Business for which Buyer would or could be liable or which could result in a Lien or Liens in excess of $25,000 in the aggregate on the Transferred Assets or the Business.

                        (iv) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Tax Code and Treasury Regulation Section 1.1445-2(b)(2)(i).

                (d) Schedule 4.14(d) sets forth a list of states, territories and jurisdictions (whether foreign or domestic) in which Seller is required to file Tax Returns. Seller has filed all required Tax Returns required by Tax authorities in jurisdictions in which Seller conducts business and to Seller's Knowledge, Seller has not received notice from any Tax authority that it is required to file additional Tax Returns concerning the operation of the Business.

                (e) There are no Liens for Taxes (other than for Taxes not yet due and payable) upon Seller except with respect to Taxes that are being contested in good faith by appropriate proceedings (all of which are disclosed on Schedule 4.14(e)) and for payment of which Taxes adequate reserves have been established and disclosed to Buyer.

        4.15 COMPLIANCE WITH LAW. To the Knowledge of Seller, Seller is in compliance with all Applicable Laws. To the Knowledge of Seller, Seller has not received any notice of any violation or alleged violation of any Applicable Laws.

        4.16 PRODUCT WARRANTIES. Schedule 4.16 contains a true, correct, and complete copy of Seller's standard warranties and return policies for its products, and except as stated therein or provided for under any Applicable Law, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Seller's products.

        4.17 EMPLOYMENT MATTERS. Seller is not presently, and has not been in the past, a party to, or bound by, any collective bargaining agreement, union contract or similar agreement with respect to the employees of the Business, (i) no collective bargaining agreement or similar agreement is being negotiated by Seller, whether directly or indirectly, for the employees of the Business, (ii) to the Knowledge of Seller, there is no effort by or on behalf of any labor union to organize any employees of the Business for purposes of collective bargaining, and (iii) there is no strike, labor dispute, work slowdown or work stoppage actually pending or, to the Knowledge of Seller, threatened, against Seller with respect to the Business.

        4.18 TRANSFERRED ASSETS. The Transferred Assets include all assets necessary to conduct the Business in the manner such business was substantially conducted by Seller prior to the date hereof.

        4.19 LEASES AND FACILITIES. Schedule 2.1(c) hereto sets forth a true, correct and complete list of all real property owned or used by Seller in the operation of the Business, together with a list of each lease, sublease, license or any other agreements under which Seller holds a leasehold or other interest in real property or right to the use thereof. Such leases, subleases, licenses and other agreements are valid, in full force and effect and binding upon the parties thereto in accordance with their terms, and neither Seller nor, to the Knowledge of Seller, any other party, is in default thereunder, nor does any condition exist that with notice or lapse of time, or both, would constitute a default.

        4.20 EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 4.20, Seller has no written or oral employment, consulting, severance, change-in-control, or similar agreements or commitments with employees of Seller.

        4.21 NON-COMPETITION AGREEMENTS. Except as set forth on Schedule 4.21, Seller is not a party to any agreement or other commitment imposing any restriction on the manner or the geographic location in which Seller conducts or may conduct the Business or uses or may use its properties or assets in competition with any third party.

        4.22 LEGAL PROCEEDINGS. Except as set forth on Schedule 4.22, (a) there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the Knowledge of Seller, threatened against Seller or any of the Transferred Assets or that threatens or challenges the consummation of the Contemplated Transactions, and, to the Knowledge of Seller, there is no basis for any such action; (b) there are no actions pending or, to the Knowledge of Seller, threatened by any governmental or quasi-governmental agency with respect to compliance by Seller with applicable laws, ordinances or regulations and, to the Knowledge of Seller, there is no basis for any such action; and (c) to the Knowledge of Seller, there is no outstanding execution, order, writ, injunction, judgment or decree of any court, government or governmental agency against Seller or the Transferred Assets or that threatens or challenges the consummation of the Contemplated Transactions, or to which Seller or the Transferred Assets are subject.

        4.23 INSURANCE. Seller is insured under various policies of fire, liability and other forms of insurance, as set forth on Schedule 4.23 hereto, which policies are valid and enforceable in accordance with their terms. Since December 10, 1997, there was no period during which Seller lacked insurance coverage. Seller shall continue to carry all such policies or similar policies during the pendency of this Agreement, and all outstanding claims under such policies are described in Schedule 4.23 hereto. There is no recorded liability for retrospective insurance premium adjustments for any period prior to the date hereof. Seller has made the following available to Buyer for its review:

                (a) All comprehensive general liability and other policies of insurance under which Seller is or has been insured at any time within the three (3) year period immediately preceding the date of this Agreement.

                (b) All property and casualty policies of insurance under which the Seller is presently insured.

                (c) All obligations of Seller to provide insurance coverage to third parties (for example under leases or other contracts).

                (d) The expiration date of each insurance policy under which Seller is currently insured.

        4.24 AFFILIATED TRANSACTIONS. Except as set forth on Schedule 4.24, since January 1, 2002 no present or former officer, director, shareholder, employee or Affiliate of Seller and, to the Knowledge of Seller, no individual in such officer's, director's, shareholder's, employee's or Affiliate's immediate family, is or was a party to any agreement, contract, commitment or transaction with Seller or has any interest in any property owned or used by Seller with a value in excess of $100,000, except regarding employment relationships with Seller regarding the Business. Except as set forth on
Schedule 4.24, to the Knowledge of Seller, no employee of Seller or any individual in such employee's immediate family is a party to any agreement, contract, commitment or transaction with Seller or has any interest in any property owned or used by Seller, except regarding employment relationships with Seller regarding the Business.

        4.25 CUSTOMERS, SUPPLIERS AND DISTRIBUTORS. Seller maintains and has good relationships with its top twenty (20) customers, and its major suppliers of raw materials and distributors, and Seller has received no written notice of any facts that would lead to a reasonable expectation of a material deterioration in any such relationship. Schedule 4.25 sets forth a list of the top twenty (20) customers, suppliers of raw materials and distributors of Seller.

        4.26 RELATIONSHIP WITH GENERAL ELECTRIC COMPANY. Except as set forth on Schedule 4.26, neither Seller nor, to the Knowledge of Seller, any of its Affiliates has any equity, creditor or similar relationship, including, without limitation, any investment in, or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship, with General Electric Company or any entity known by Seller or its Affiliates to be a subsidiary of General Electric Company.

        4.27 NO OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Agreement, the Schedules and Exhibits hereto, and any certificate or instrument delivered pursuant to the terms hereof, Seller makes no representations or warranties with respect to the Business or Seller's operations, assets (including, without limitation, the Transferred Assets), liabilities (including, without limitation, the Assumed Liabilities) or condition, including, with respect to the Transferred Assets, any representation or warranty of merchantability, suitability or fitness for a particular purpose, or quality as to the Transferred Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as set forth below as of the date of this Agreement:

        5.1 ORGANIZATION AND STANDING OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized and has all requisite corporate power and authority to enter into this Agreement, and on the Closing Date will have all requisite corporate power and authority to carry out the Contemplated Transactions and to perform its obligations hereunder. Buyer is a domestic corporation within the meaning of Section 7701 of the Tax Code.

        5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and all other documents executed or to be executed by Buyer pursuant to this Agreement, and the consummation of the Contemplated Transactions have been duly authorized by all necessary corporate and other action on the part of Buyer. This Agreement has been duly executed and delivered by a duly authorized officer of Buyer.

        5.3 ENFORCEABILITY. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

        5.4 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions will not conflict with or result in any violation of or default under any provision (a) of the charter or bylaws of Buyer, or (b) of any mortgage, indenture, trust, lease, partnership or other agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets, the result of which, with respect to items identified in clause (b) would (either individually or in the aggregate) have a material adverse effect on the operations or financial condition of Buyer or would materially impair Buyer's ability to consummate the Contemplated Transactions (a "Material Adverse Effect on Buyer").

        5.5     GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Except as set forth on
Schedule 5.5, no consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority, bureau, agency or commission, or any third party, are required to be obtained or made by Buyer in connection with the execution, delivery, performance, validity and enforceability of this Agreement other than (a) Bankruptcy Court approval, and
(b) other consents, licenses, approvals, authorizations, registrations or declarations, where the failure to obtain such would not have a Material Adverse Effect on Buyer.

        5.6 ACCESS. Buyer has received and reviewed the Financial Statements and is acquainted with the Business. Buyer has had an opportunity to review the assets, books, records and contracts of the Business, and has been given the opportunity to meet with officers and other representatives of Seller for the purpose of investigating and obtaining information regarding the Business operations and its financial and legal affairs.

        5.7 BROKERS. No agent, broker, Person or firm acting on behalf of Buyer or its stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the Contemplated Transactions.

                                   ARTICLE 6

                  COVENANTS RELATING TO PERSONNEL ARRANGEMENTS

        6.1 TRANSFEREE EMPLOYEES. Effective as of the Closing Date, Seller shall terminate the employment of the employees of the Business. Buyer shall offer employment to all employees of the Business on the Closing Date on substantially similar terms and conditions of employment as those previously provided by Seller. All such employees offered and accepting employment with Buyer shall be referred to herein as "Transferee Employees."

        6.2     COBRA OBLIGATIONS.

                (a) Buyer will be solely responsible for any obligations for continuation coverage under Section 4980B of the Tax Code and part 6 of Subtitle B of Title I of ERISA with respect to Transferee Employees, provided that Seller shall be solely responsible for notifying Transferee Employees of their right to such continuation coverage in accordance with Sections 4980B(f)(6) of the Tax Code and 606(a)(4) of ERISA. Seller shall provide Buyer with a form of notice for Buyer's review no later than five (5) days prior to the date that such notice is sent to the Transferee Employees.

                (b) Seller will be solely responsible for any obligations for continuation coverage under Section 4980B of the Tax Code and part 6 of Subtitle B of Title I of ERISA with respect to all employees other than Transferee Employees.

        6.3     PLANS, BENEFITS AND POLICIES.

                (a) Buyer will, as of the Closing Date, adopt and provide, or otherwise make available, a group health plan for Transferee Employees.

                (b) To the extent that Buyer provides any Transferee Employee benefits under any Benefit Plan, Buyer will credit such Transferee Employee with service with Seller (and predecessors of Seller) for purposes of
(i) vesting for and eligibility to participate in any Pension Plan of Buyer, but not for purposes of benefit accruals; (ii) any waiting periods, eligibility or pre-existing condition limitations for any Welfare Plan of Buyer; and (iii) eligibility and benefit computation for vacation and severance pay plans of Buyer; provided, however, that the foregoing shall not require Buyer to offer any of such plans to any Transferee Employees, except as provided in Section 6.3(a) above. Such requirements identified in clause (i) and (ii) above shall only apply to plans qualified under Section 401(a) of the Tax Code.

                (c) Seller shall retain and be solely responsible for all liabilities related to its Benefit Plans, whether incurred before, on or after the Closing. Seller shall assume or retain, as the case may be, and be solely responsible for all liabilities arising under, resulting from or relating to Seller's employment or termination of any of its former employees (other than Transferee Employees). Except as otherwise provided herein, as of the Closing, all Transferee Employees shall cease participation in Benefit Plans of Seller.

                (d) After Closing, Buyer and Seller will cooperate with each other and provide each other such information as is reasonably required concerning Transferee Employees.

                (e) No provision in this Section 6.3 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Buyer, Seller or any of their respective Affiliates.

                (f) Buyer shall have no responsibility, liability or obligation relative to the Benefit Plans, except as may be set forth in this Agreement.

                                    ARTICLE 7

                               COVENANTS OF SELLER

        7.1     CONDUCT OF BUSINESS.

                (a) Except as set forth on Schedule 7.1 or as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, and subject to any order of the Bankruptcy Court which shall take precedence over any provision of this Agreement, from the date hereof and prior to the Closing, Seller will: (i) operate the Business only in the ordinary course; (ii) use commercially reasonable efforts to preserve intact the organization of the Business; (iii) continue in full force and effect all existing insurance policies (or comparable insurance) of or relating to the Business; (iv) preserve relationships with suppliers, customers, licensors and licensees and others having business dealings with Seller relating to the Business; (v) repair or replace any material Transferred Asset damaged or destroyed; (vi) maintain the Permits in good standing and in full force and effect; (vii) maintain the Books and Records in a manner consistent with past practices; and (viii) promptly advise Buyer in writing of any organized labor activity related to the Business.

                (b) Without limiting the generality of Section 7.1(a), and except as may be otherwise expressly permitted by this Agreement or approved by the Bankruptcy Court or with the prior written consent of Buyer, which shall not be unreasonably withheld, delayed or conditioned, from the date hereof through the Closing, Seller shall not, with respect to the Business:

                        (i) enter into any material transaction in connection with the Business outside the ordinary course of business;

                        (ii) conduct the Business in a manner that departs materially from the manner in which the Business was being conducted prior to the date of this Agreement;

                        (iii) sell, lease, transfer, mortgage, assign or encumber any of the Transferred Assets, tangible or intangible, other than in the ordinary course of business;

                        (iv) cancel, compromise, knowingly waive or lease any material right or claim (or series of related rights and claims) under Material Contracts, outside the ordinary course of business;

                        (v) make any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, to or in respect of any employee of the Business, other than the increases and payments in the ordinary course of business consistent with past practice since the Filing Date;

                        (vi) enter into any contract or obligation related to the Business or the Transferred Assets that can reasonably be expected to create an obligation in excess of $100,000;

                        (vii) make or agree to make any capital expenditure in excess of $100,000;

                        (viii) make any material changes in Seller's accounting procedures and practices from those in effect at December 31, 2002;

                        (ix) make any material changes in Seller's credit sales criteria in effect at December 31, 2002 for its top twenty
                (20) customers as determined based upon calendar year 2002 sales;

                        (x) except in the ordinary course of business, modify any terms or conditions of the Assumed Contracts;

                        (xi) make any loans or advances to, or assume, or guarantee or otherwise become liable for any indebtedness of another person;

                        (xii) not adopt, terminate or amend (except as required by Applicable Law) any Benefit Plan;

                        (xiii) accelerate the collection of Accounts Receivable other than customary discounting terms or defer the payment of Accounts Payable, other than as may be consistent with past practice; or

                        (xiv)   agree to do any of the foregoing.

                (c) In the event that Seller wishes to engage in any act which falls within the provisions of Section 7.1(b), Seller shall provide written notice thereof to Buyer who shall advise Seller within three (3) business days of any objection Buyer has with respect to such action. In the event that Buyer fails to object within such period, Buyer shall be deemed to have waived any objection to such act.

                (d) Seller shall provide to Buyer, two (2) days prior to the Closing Date, an updated aged trial balance with respect to its Accounts Receivable and Accounts Payable.

                (e) Seller shall promptly notify Buyer if, at any time from the date hereof through the Closing, Seller receives any notice, claim, demand or allegation, or otherwise learns or becomes aware of any facts, that would make, or could reasonably be expected to make, any representation or warranty contained in Section 4.9 untrue.

        7.2 ACCESS. Subject to reasonable notice and as permitted by law, Seller shall afford to Buyer and its accountants, counsel and other agents and representatives full access during normal business hours throughout the period prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Business and, during such period, Seller shall furnish promptly to Buyer and its representatives in relation to the Business access to all other information concerning the business, properties and personnel of the Business as Buyer may reasonably request. Seller shall promptly upon request provide Buyer access to a true, complete and correct copy of each written agreement or other instrument, together with all amendments or clarifications thereto, and a true, complete and correct summary of the terms and conditions of each oral agreement, identified in the Disclosure Schedule. If access is restricted due to a term in the agreement or by Applicable Law, Seller shall use its commercially reasonable efforts to secure consent from the other party(ies) to the agreement to provide such access prior to Closing with sufficient time for Buyer review. Buyer will treat the documents and other material and information referred to in this Section 7.2 as confidential in compliance with Section 9.10.

                                   ARTICLE 8

                               COVENANTS OF BUYER

        8.1 INVESTIGATION. In conducting its review of the Business, Buyer shall conduct itself so as not to unreasonably interfere with the Business or with the performance of Seller's employees.

        8.2 ASSISTANCE WITH RESPECT TO EXCLUDED ASSETS. Following the Closing Date, upon the request of Seller, Buyer will, at Seller's sole expense, use its commercially reasonable efforts to assist Seller in connection with collection, maintenance or liquidation of the Excluded Assets. If Buyer receives payment in respect of such items following the Closing, Buyer shall promptly pay such amounts to Seller and shall notify promptly each such payor that any and all payments by that payor to Seller in the future should be made directly to Seller.

                                   ARTICLE 9

                            COVENANTS OF BOTH PARTIES

        9.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law and the terms of this Agreement to consummate the Contemplated Transactions, including at any time and from time to time after the Closing the execution and delivery of any further instruments or documents which are reasonably requested by a party or its counsel to any party signatory hereto in order to evidence or facilitate the consummation of the Contemplated Transactions.

        9.2 GOVERNMENTAL FILINGS. Buyer and Seller shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the Contemplated Transactions and (ii) in taking such actions or making any such filings, in furnishing such information as may be required in connection therewith, and in seeking timely to obtain any such actions, consents, approvals or waivers.

        9.3 PUBLIC ANNOUNCEMENTS. None of Buyer, Seller nor any of their Affiliates will issue any press release or make any public statement with respect to this Agreement or the Contemplated Transactions to any Person or entity prior to the Closing and, after the Closing, will not issue any such press release or make any such public statement without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), subject to disclosures required in connection with the Bankruptcy Case or to the extent otherwise required by Applicable Law or legal proceedings. In addition and subject to Section 9.10, prior to the Closing Date: 1) Seller may inform its employees of the

Contemplated Transactions; and 2) Buyer may engage in transitional discussions with Seller's employees in any reasonable manner deemed appropriate and necessary by Buyer.

        9.4     USE OF BUSINESS NAMES BY BUYER.

                (a) Buyer acknowledges that Seller has asserted the absolute and exclusive proprietary right to all names, marks, trade names, trademarks, service names and service marks (collectively, "Names") incorporating "American Architectural Products Corporation" or "AAPC" or any similar Name and to all corporate symbols or logos (collectively, "Logos") incorporating "American Architectural Products Corporation" or "AAPC" or any similar Name. All rights of Seller and its Affiliates to the same and the goodwill represented thereby and pertaining thereto are being retained by Seller or its Affiliates. Buyer agrees that it will not, and will cause the Business following the Closing not to, use the American Architectural Products Corporation or AAPC Name or any similar Name or any Logo incorporating such Name or any similar Name in any manner, including in connection with the sale of any products or services or otherwise in the conduct of the Business, except as expressly permitted by subsection (b) of this
Section 9.4.

                (b) For a period of one (1) year from the Closing Date (the "Window Period"), Seller shall and hereby irrevocably grants to Buyer, effective as of the Closing Date, on a fully-paid, non-exclusive, royalty-free basis, the non-exclusive right to use the American Architectural Products Corporation and AAPC Logos and the American Architectural Products Corporation and AAPC Names in connection with the operation of the Business as currently conducted including, during the Window Period, (i) to market and sell all such services and products produced by the Business and (ii) to use any other assets on hand included in the Transferred Assets, including, without limitation, any catalogs, invoices, packaging material or stationery, bearing the American Architectural Products Corporation and AAPC Names or American Architectural Products Corporation and AAPC Logos provided, however, that Buyer shall use its commercially reasonable efforts to cease its use of the American Architectural Products Corporation and AAPC Names and the American Architectural Products Corporation and AAPC Logos within the Window Period. Immediately upon the expiration of the Window Period, Buyer shall cease to use in any manner the American Architectural Products Corporation and AAPC Names and the American Architectural Products Corporation and AAPC Logos incorporating such Names and remove or obliterate such Names and the American Architectural Products Corporation and AAPC Logos from any products or other Assets and clearly and prominently mark the new name of the Business thereon. Except as set forth in this Section 9.4, at all times following the Closing, Buyer shall not indicate that Buyer or the Business is affiliated with Seller or any of its Affiliates.

                (c) On the Closing Date, Seller shall modify the formal corporate or trade names, as the case may be, of Danvid in all jurisdictions where those names are registered and shall make such names available for Buyer's immediate use.

        9.5 CONSENTS; COOPERATION. Seller and Buyer will use their commercially reasonable efforts:

                (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all authorizations, consents, orders, permits or approvals of, or notices to, or filings, registrations or qualifications with, all Governmental Authorities (including, without limitation, the approval of the Bankruptcy Court) and any other Person or entity that are required on their respective parts, for the consummation of the Contemplated Transactions;

                (b) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third Persons (including Governmental Authorities) challenging this Agreement or the Contemplated Transactions;

                (c) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing; and

                (d) to reasonably assist each other as necessary with regard to the determination of contract or order closeouts or other issues which affect the Assumed Contracts, to notify Buyer of additional disallowances or potential adverse audit findings, and to consult and reach agreement with respect to advanced coordination of negotiating positions, offers of compromise, or final agreements or settlements, all such cooperation to be at a reasonable charge to the party receiving such cooperation.

        9.6 COMMUNICATIONS WITH CUSTOMERS AND SUPPLIERS. Buyer may engage in communications with suppliers and customers of the Business relating to this Agreement and the Contemplated Transactions prior to the Closing Date.

        9.7     LIABILITY FOR TRANSFER TAXES.

                (a) The parties shall cooperate and use commercially reasonable efforts to avail themselves of the exemption from transfer taxes contained in Section 1146(c) of the Bankruptcy Code. Buyer shall pay in a timely manner all title search, title policy, sales, use, value added, documentary, stamp, gross receipts, foreign withholding, registration, transfer, conveyance, excise, recording, license, property and other similar Taxes and fees (including without limitation any goods and services tax ("Transfer Taxes") arising out of or in connection with or attributable to the Contemplated Transactions. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under Applicable Law, provided, however, that such party's preparation of any such Tax Returns shall be subject to the other party's approval which approval shall not be unreasonably withheld, conditioned or delayed.

                (b) The Transferred Assets are composed of (i) assets as to which the "isolated, casual or occasional sale" exemption or similar exemption from Transfer Taxes is or may be applicable and (ii) other assets as to which other exemptions from Transfer Taxes are or may be applicable. In order to obtain any exemption or favorable tax rate, Buyer shall, to the extent consistent with Applicable Law, provide Seller with any exemption or resale certificate, permit, license or such other documentation as may be required by any taxing authority to establish the right to such exemption or tax rate.

        9.8 BOOKS AND RECORDS. Subject to the confidentiality provisions hereof, Seller shall have the right to retain copies of the Books and Records. From and after the Closing and until the second anniversary thereof, (a) Seller agrees to grant to Buyer, upon reasonable notice and during normal business hours, reasonable access to any books and records that pertain to the Business, but which are not Books and Records, to the extent it is operating and has books and records in its possession, and (b) Buyer agrees to grant to Seller or its estate, upon reasonable notice and during normal business hours, reasonable access to any Books and Records included in the Transferred Assets that pertain to the operations of the Business on or prior to the Closing Date.

        9.9     TAX MATTERS.

                (a) Seller and Buyer shall provide each other and their Affiliates with such assistance and documents, without charge and in a timely fashion, as may be reasonably requested by either of them in connection with (i) the preparation of any Tax Return, (ii) the conduct of any procedure relating to Taxes, or (iii) any other matter that is the subject of this Agreement. Such assistance shall include, without limitation: (x) the provision on demand of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return ("Tax Data"); (y) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any procedure relating to Taxes, including, without limitation, the extensions of applicable statutes of limitations; and (z) the use of reasonable efforts to obtain any documentation from any Governmental Authority or other Person that may be necessary or reasonably helpful in connection with the foregoing. Such cooperation shall include, without limitation, making their respective employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("Tax Documentation"). If a third party is retained in connection with any review hereunder, the party retaining such third party shall be responsible for any fees and expenses for such third party.

                (b) Seller and Buyer shall retain or cause to be retained the Tax Data, the Tax Documentation, all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, until one year after the Closing Date or until the expiration of any additional period that either Buyer or Seller, as the case may be, may reasonably request in writing with respect to specifically designated material records or documents; provided, however, that in the event a party notifies the other party that an audit, examination, investigation or other proceeding has been instituted prior to the first anniversary of the Closing Date, the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof (and the time for any appeal has expired). After the expiration of the time when the Tax Data and the Tax Documentation must be retained pursuant to this Section 9.9, then any such material may be destroyed. Seller shall give Buyer not less than thirty (30) day's prior written notice before Tax Data or Tax Documentation, in the possession or control of any member of the consolidated group of which AAPC is the common parent, is destroyed and shall give Buyer an opportunity to copy any such material during such thirty (30) day period.

        9.10    CONFIDENTIALITY.

                (a) Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause their respective Affiliates, directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions (including, without limitation, Bankruptcy Court approval of any of the Contemplated Transactions), or (iii) the furnishing or use of such information is required by law, rule, regulation or legal proceedings, provided, however, that the party required to disclose the confidential information shall first notify the other party of such order and afford the other party the opportunity to seek a protective order relating to such disclosure. Notwithstanding anything herein to the contrary, Seller shall not be under any restrictions with respect to disclosures to the Committee, the Bankruptcy Court in the Bankruptcy Case or any prospective purchaser of the Business (and their respective agents and representatives) (provided that any such prospective purchaser enters into a confidentiality agreement with terms substantially similar to the Prior Confidentiality Agreement). Buyer acknowledges that Seller will file this Agreement with the Bankruptcy Court in furtherance of obtaining the Sale Order or other appropriate relief from the Bankruptcy Court.

                (b) If the Contemplated Transactions are not consummated, each party will immediately return or destroy all such confidential information and any and all copies thereof, however stored, and, if requested by the other party, shall certify conformity with this Section 9.10 in writing.

                (c) The provisions of this Article 9.10 are in addition to, and not in lieu of, the provisions of the Confidentiality Agreement dated January 16, 2003, by and between Buyer and Seller related to the Contemplated Transactions (the "Prior Confidentiality Agreement"). From and after the Closing Date, the Prior Confidentiality Agreement shall be of no further force or effect.

        9.11 TRANSITION PERIOD ASSISTANCE. Seller agrees that during the 60-day period beginning on the Closing Date it will reasonably cooperate, and cause its officers, directors and other representatives to reasonably cooperate, with Buyer in transitioning to Buyer payroll and other general corporate services pertaining to the Business.

                                   ARTICLE 10

                    BUYER PROTECTIONS: OVERBIDDING PROCEDURES
                                AND BREAK-UP FEES

        10.1    BANKRUPTCY COURT APPROVALS.

                (a) The obligations of Buyer hereunder are subject to, and conditioned upon (i) the entry of an order of the Bankruptcy Court, in form and substance reasonably satisfactory to Buyer (the "Bidding Procedures Order"), (A) approving and expressly incorporating the procedures and provisions set forth in
Section 10.2 hereof, including, without limitation, the provisions regarding the payment of a Break-Up Fee, (B) authorizing the allowance and ordering the payment of a Break-Up Fee in accordance with the provisions of Section 10.2(d) (subject to any limitations imposed by the Bankruptcy Court), and (C) granting Buyer a claim for such amounts pursuant to Sections 503(b)(1), 507(a)(1), and 105 of the Bankruptcy Code, and (ii) the Bidding Procedures Order becoming final and no longer subject to appeal (unless Buyer, in its sole discretion, shall elect to waive some or all of the conditions set forth in this Section 10.1) (the conditions set forth in this Section 10.1(a) being referred to herein as the "Bidding Procedures Order Approval").

                (b) The obligations of Buyer and Seller to consummate the Contemplated Transactions (other than the obligations of the Seller under Section 10.2(d)) are subject to and conditioned upon (i) the hearing before the Bankruptcy Court to approve the Sale Order (the "Sale Hearing") occurring on or before March 21, 2003, (ii) the entry of an order (the "Sale Order") of the Bankruptcy Court, in form and substance reasonably satisfactory to Buyer, (A) approving this Agreement and the Contemplated Transactions, (B) transferring the Transferred Assets to Buyer free and clear of all interests and Liens

(except Permitted Encumbrances), and subject to the Assumed Liabilities, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, (C) authorizing Seller to assume and assign to Buyer and Buyer to assume all of the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code, (D) finding that good and sufficient notice of the application for approval of the Sale Order has been given to all Persons to whom such notice is required under the rules and procedures of the Bankruptcy Court or otherwise to effectuate the Contemplated Transactions, and (E) finding that this Agreement was entered into in good faith by the parties and was not the result of any improper agreements or actions, such that the parties are afforded the protections set forth in Section 363(m) of the Bankruptcy Code, and (iii) such Sale Order becoming final and no longer subject to appeal on or before March 31, 2003, or, if there shall be an appeal of the Sale Order, such order shall not have been stayed pending such appeal (the conditions set forth in this Section 10.1(b) being referred to herein as the "Sale Order Approval").

                (c) Within five (5) business days after the date hereof, Seller shall file with the Bankruptcy Court (i) a motion, notices and proposed order, for the Bidding Procedures Order in accordance with Section 10.1(a) above (the "Bidding Procedures Motion"), and (ii) a motion, notices and proposed order for the Sale Order as described in Section 10.1(b) above (the "Sale Motion"). Seller shall use commercially reasonable efforts to obtain the Bidding Procedures Order Approval and Sale Order Approval, and Buyer shall cooperate with Seller in obtaining such orders and approvals. Seller shall give notice of the Bidding Procedures Motion and the Sale Motion to all parties on the official service list as maintained in the Bankruptcy Case and all non-debtor parties to Assumed Contracts and other Persons to whom notice may be required under all applicable rules and orders of the Bankruptcy Court to obtain the Bidding Procedures Order Approval and Sale Order Approval, to render such orders valid and enforceable and to implement the Contemplated Transactions.

        10.2 BIDDING PROCEDURES. Seller acknowledges that this Agreement is the culmination of an extensive process undertaken by Seller to identify and negotiate a transaction with a bidder who was prepared to pay the highest and best purchase price for the Transferred Assets while assuming or otherwise satisfying certain liabilities in order to maximize the value of those assets. Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to this Agreement concerning the sale of the Transferred Assets to Buyer (the "Sale"). The Sale is subject to competitive bidding only as set forth herein and approval by the Bankruptcy Court at the Sale Hearing under Sections 105, 363, and 365 of the Bankruptcy Code. The following overbid provisions and related bid protections are designed to compensate Buyer for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Transferred Assets for the benefit of Seller's creditors and stakeholders.

                (a) Bid Deadline. All Bids must be submitted to Seller, c/o American Architectural Products Corporation, 860 Boardman-Canfield Road, Boca Building, Suite 107, Boardman, Ohio 44512, to the attention of its General Counsel and to Seller's counsel, Squire, Sanders & Dempsey L.L.P., and Conway, Del Genio, Gries & Co., LLC, Seller's financial advisor, so as to be received not later than 11:00 a.m., prevailing Eastern time on the date which is five (5) business days prior to the date scheduled by the Bankruptcy Court for the Sale Hearing, which date may change from time to time (the "Bid Deadline"). Seller will immediately distribute by facsimile transmission, personal delivery or reliable overnight courier service in accordance with the notice procedures set forth in Section 15.2 a copy of each Bid upon receipt to (i) counsel to the Committee and (ii) counsel to Buyer. For purposes of this Agreement, "Bid" shall mean a letter from a Person who the Board of Directors of Seller has determined in the exercise of its fiduciary duty is financially able to consummate the Contemplated Transactions (a "Qualified Bidder") stating that (A) such Qualified Bidder offers to purchase the Transferred Assets upon the terms and conditions set forth in this Agreement, together with all Schedules and Exhibits hereto (the "Definitive Sale Documentation"), marked to show those amendments and modifications to the Definitive Sale Documentation, including, but not limited to, price and the time of closing, that such Qualified Bidder proposes,
(B) such Qualified Bidder is prepared to enter into and consummate the Contemplated Transactions within not more than eleven (11) days after approval by the Bankruptcy Court of a sale order, subject to receipt of any Consents of Governmental Authorities (which must be obtained within sixty (60) days of the approval by the Bankruptcy Court of a sale order), and (C) such Qualified Bidder's offer is irrevocable until the closing of a purchase of the Transferred Assets.

                (b) Qualified Bid. Only Qualified Bids will qualify for consideration at the Auction. For purposes of this Agreement, a "Qualified Bid" is a Bid that:

                        (i)     complies in all respects with Section 10.2(a);

                        (ii) has a cash component of at least an amount sufficient to pay a Break-Up Fee to Buyer in accordance with
                Section 10.2(d) and provides for payment, in full, of such Break-Up Fee directly to Buyer at closing;

                        (iii) is a proposal that Seller determines, in the good faith opinion of the Board of Directors of Seller after consultation with the independent financial advisor of Seller and the Committee, is under all circumstances, on balance, a higher and better Bid and has a value greater than or equal to the sum of (x) the value, as reasonably determined by the independent financial advisor of Seller, of Buyer's offer plus
                (y) the amount of the Break-Up Fee payable to Buyer pursuant to
                Section 10.2(d) plus (z) $200,000 over the preceding Qualified Bid;

                        (iv) is substantially on the same or better terms and conditions as those set forth in the Definitive Sale Documentation;

                        (v) is accompanied by satisfactory evidence of committed financing or other ability to perform; and

                        (vi) is accompanied by a deposit (by means of a certified bank check from a U.S. bank or by wire transfer) equal to or greater than the Break-Up Fee payable to Buyer pursuant to
                Section 10.2(d). Such deposit shall either be returned to the Qualified Bidder in the event the Qualified Bidder's Bid is not determined to be the best Qualified Bid, or retained by Seller at the Closing and applied toward the Purchase Price.

                If Seller does not receive any Qualified Bids, no Auction will be conducted, Seller will report the same to the Bankruptcy Court and will proceed with a sale and assignment of the Transferred Assets to Buyer pursuant to the terms of this Agreement. This Agreement executed by Buyer shall constitute a Qualified Bid for all purposes.

                (c)     Auction, Bidding Increments, and Bids Remaining Open.

                        (i) If Seller receives a Qualified Bid, Seller will conduct an auction (the "Auction") at the location designated by Seller at least 3 business days prior to the Auction, on the date that is one (1) business day prior to the date scheduled by the Bankruptcy Court for the Sale Hearing, beginning at 11:00 a.m., prevailing Eastern time, or such later time or other place as Seller shall notify all Qualified Bidders who have submitted Qualified Bids. Only Buyer, Seller, representatives of the Committee, and a representative from the U.S. Trustee's office (via telephone conference) and any Qualified Bidders who have timely submitted Qualified Bids and their respective counsel shall be entitled to attend the Auction, and only Buyer and Qualified Bidders will be entitled to make any subsequent Qualified Bids at the Auction. The opening bid, which does not need to be re-submitted at the Auction, is the highest Qualified Bid submitted before the Auction by a Qualified Bidder (the "Opening Bid"), which must include (A) the Break-up Fee and (B) an incremental increase in the Purchase Price of not less than $200,000 (the "Overbid Increment"). Bidding at the Auction will continue until such time as the highest and best Qualified Bid is determined. Seller may announce at or prior to the Auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent overbids) for conducting the Auction so long as such rules are not inconsistent with these Bidding Procedures.

                        (ii) After the Opening bid, all subsequent bids must exceed the previous bid by not less than the Overbid Increment. Any bid by Buyer over the Opening Bid must be in an amount not less than the last bid plus the Overbid Increment (giving Buyer non-cash credit for the Break-Up Fee). For the duration of the Auction, all bids by either a Qualified Bidder or Buyer include the Break-Up Fee. If Buyer is the successful bidder at the close of the Auction, Buyer's winning bid will be reduced by the Break-Up Fee.

                        (iii) At least one (1) business day prior to the Auction, Seller will give Buyer and all other Qualified Bidders a copy of the highest and best Qualified Bid received and copies of all other Qualified Bids. In addition, Seller will inform Buyer and each Qualified Bidder who has expressed its intention to participate in the Auction of the identity of all Qualified Bidders that may participate in the Auction.

                (d)     Break-Up Fee.

                        (i) If this Agreement is terminated (x) by Buyer pursuant to Section 13.1(c)(i) because any condition in Section 11.1, 11.2, 11.4, 11.7, 11.8 or 11.9 is not satisfied, (y) by
                Seller for any reason other than as permitted under Section 13.1(a) or 13.1(c)(ii), or (z) pursuant to Section 13.1(d), then Seller shall be obligated to pay to Buyer a break-up fee (a "Break-Up Fee") of $250,000, in order to reimburse Buyer for its reasonable out-of pocket expenses in connection with due diligence and the negotiation and preparation of this Agreement (including, but not limited to, the expense of accountants, consultants, and other experts, and the obtaining of related financing), and the value added by Buyer (A) in establishing a bid standard or minimum for other bidders, (B) in placing Seller's estate property in a sales configuration mode attracting other bidders to the Auction and (C) for serving, by its name and expressed interest, as a catalyst for other potential or actual bidders.

                        (ii) If a Break-Up Fee is owed pursuant to the provisions of this Section 10.2(d), it shall be allowed and paid as an administrative expense of Seller under Section 503(b)(1) of the Bankruptcy Code upon the termination of this Agreement; provided, however, that if the Transferred Assets are sold to a competing bidder or any other third party, the Break-Up Fee shall be immediately paid to Buyer out of the proceeds of such sale.

                                   ARTICLE 11

                   CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE

        The obligations of Buyer to purchase the Business and the Transferred Assets and otherwise consummate the transactions that are to be consummated at the Closing are subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Buyer, in its sole discretion, in whole or in part):

        11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Article 4 shall be accurate in all material respects as of the Closing, as though made on and as of the Closing Date, except to the extent in Section 4.5 of this Agreement that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representation or warranty shall have been accurate in all material respects as of such other date.

        11.2 PERFORMANCE. Seller shall have performed in all material respects all obligations required by this Agreement to be performed by Seller on or before the Closing Date (including, without limitation, the obligation to close in accordance with the provisions of this Agreement).

        11.3 NO CONFLICT. The Contemplated Transactions and the consummation of the Closing shall not be illegal or prohibited under any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfers contemplated hereby or the consummation of the Closing shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority).

        11.4 CERTIFICATE. Buyer shall have received from a duly authorized officer of Seller a certificate dated the Closing Date confirming that the conditions in Sections 11.1, 11.2 and, to Seller's Knowledge, 11.3 have been met.

        11.5 BANKRUPTCY COURT APPROVAL. The Bankruptcy Court shall have entered the Sale Order, in form and substance reasonably satisfactory to Buyer, and the implementation, operation or effect of such order shall not be stayed or any stay entered shall have been dissolved.

        11.6 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by Seller in connection with the Contemplated Transactions that are identified on Schedule 11.6 shall have been obtained and shall be in full force and effect, except where the failure to obtain such consents did not and would not reasonably be expected to result in a Material Adverse Effect on the Business.

        11.7 TRANSFER DOCUMENTS. Seller shall have delivered to Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer all of Seller's right and title to and interests in the Transferred Assets free and clear of all Liens, except Permitted Encumbrances or those assumed by Buyer, including, without limitation:

                (a) bills of sale, assignments and general conveyances, in form and substance reasonably satisfactory to Buyer, dated the Closing Date, with respect to the Transferred Assets;

                (b) assignments of all Assumed Contracts and any other agreements and instruments constituting Transferred Assets, dated the Closing Date, assigning to Buyer all of Seller's right, title and interest therein and thereto; and

                (c) certificates of title to all owned motor vehicles, if any, included in the Transferred Assets to be transferred to Buyer hereunder, duly endorsed for transfer to Buyer as of the Closing Date.

        11.8 TRANSACTION DOCUMENTS. Seller shall have executed and delivered the Transaction Documents.

        11.9 FURTHER INSTRUMENTS. Seller shall deliver to Buyer such further instruments of assignment, conveyance or transfer or other documents of further assurance as Buyer may reasonably request.


                                   ARTICLE 12

                  CONDITIONS TO OBLIGATIONS OF SELLER TO CLOSE

        The obligation of Seller to sell the Transferred Assets and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Seller upon consultation with the Committee, in their sole discretion in whole or in part):

        12.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article 5 shall be accurate in all material respects as of the Closing, as though made on and as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representation or warranty shall have been accurate in all material respects as of such other date.

        12.2 PERFORMANCE. Buyer shall have performed in all material respects all obligations required by this Agreement to be performed by Buyer on or before the Closing Date (including, without limitation, the obligation to close in accordance with the provisions of this Agreement).

        12.3 NO CONFLICT. The Contemplated Transactions and the consummation of the Closing shall not be illegal or prohibited under any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer contemplated hereby or the consummation of the Closing, or imposing damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) that would reasonably be expected to have a material adverse effect on the Contemplated Transactions.

        12.4 CERTIFICATE. Seller shall have received from a duly authorized officer of Buyer a certificate dated the Closing Date confirming that the conditions in Sections 12.1, 12.2 and, to Buyer's actual knowledge, 12.3 have been met.

        12.5 BANKRUPTCY COURT APPROVAL. The Bankruptcy Court shall have entered the Sale Order, in form and substance reasonably satisfactory to Seller, and the implementation, operation or effect of such order shall not be stayed or any stay entered shall have been dissolved.

        12.6 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by Buyer in connection with the Contemplated Transactions that are identified on Schedule 11.6 shall have been obtained and shall be in full force and effect, except where the failure to obtain such consents did not and would not reasonably be expected to have a material adverse effect on the Contemplated Transactions.

        12.7 ASSUMPTION AGREEMENT. Seller shall have received from Buyer an assumption agreement, in form and substance reasonably satisfactory to Seller, under which Buyer shall have assumed the Assumed Liabilities.

        12.8 TRANSACTION DOCUMENTS. Buyer shall have executed and delivered the Transaction Documents.

        12.9 FURTHER INSTRUMENTS. Buyer shall deliver to Seller such further instruments of assumption or other documents as Seller may reasonably request.

        12.10 PAYMENT. Seller shall have received immediately available funds by wire transfer in accordance with Section 3.2 hereto in the amount of the Cash Portion of the Purchase Price less the Deposit.

                                   ARTICLE 13

                                   TERMINATION

        13.1 RIGHT TO TERMINATE AGREEMENT. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing (the actual date on which this Agreement is terminated being referred to herein as the "Termination Date"):

                (a) by Buyer or Seller, if the Closing has not occurred on or before the date that is thirty (30) days after the Sale Order is entered (the "Outside Date"), unless such failure to close is due to the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement;

                (b) by mutual written consent of Buyer and Seller, subject to any necessary Bankruptcy Court approval;

                (c)     (i)     by Buyer, if any condition in Article 11 has not
been satisfied or if satisfaction of any such condition is or becomes impossible as of the Outside Date (other than through the failure of Buyer to comply with Buyer's obligations under this Agreement), and Buyer has not waived such conditions on or before the Outside Date; or

                        (ii) by Seller, if any condition in Article 12 has not been satisfied or if satisfaction of any such condition is or becomes impossible as of the Outside Date (other than through the failure of Seller to comply with Seller's obligations under this Agreement), and Seller has not waived such conditions on or before the Outside Date; or

                (d) automatically, if the Bankruptcy Court shall have entered an order approving a Competing Bid and the transactions contemplated by the Competing Bid are subsequently consummated.

Notwithstanding anything to the contrary, any termination by Seller shall be made only upon consultation with the Committee.

        13.2 RETURN OF DEPOSIT AFTER TERMINATION. Seller shall promptly return the Deposit to Buyer in the event this Agreement is terminated pursuant to Sections 13.1(a); 13.1(b); 13.1(c)(i); 13.1(c)(ii), but only because any condition in Section 12.3, 12.5, or 12.6 is not satisfied; or 13.1(d).

                                   ARTICLE 14

                                  MISCELLANEOUS

        14.1 EXPIRATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties set forth in Articles 4 and 5 of this Agreement shall terminate and expire, and shall cease to be of any force or effect, on the Closing Date; all liability of the parties hereto with respect to such representations and warranties shall thereupon be extinguished; and BUYER ACKNOWLEDGES THAT IT HAS HAD SUFFICIENT OPPORTUNITY TO MAKE WHATEVER INVESTIGATION MAY BE NECESSARY AND ADVISABLE FOR PURPOSES OF DETERMINING WHETHER OR NOT TO ENTER INTO AND CLOSE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. The covenants provided for in Articles 6, 7, 8, 9 and 15 shall continue without expiration or limit; provided however, that nothing in this sentence shall prevent Seller and/or any of its Affiliates from consummating a complete liquidation.

        14.2 NO IMPLIED REPRESENTATIONS OR WARRANTIES. Seller makes no representation or warranty to Buyer except as specifically made in this Agreement. In particular, Seller makes no representation or warranty to Buyer with respect to the contents of Seller's descriptive materials and management presentations to Buyer or the data room made available to Buyer. Buyer acknowledges that (a) there are uncertainties inherent in such descriptive materials and management presentations, (b) it is familiar with such uncertainties, (c) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such descriptive materials and management presentations so furnished to it, and (d) it shall have no claim against Seller with respect thereto.

                                   ARTICLE 15

                              AGREEMENT CONVENTIONS

        15.1 FURTHER ASSURANCES. Each party agrees, at any time and from time to time after the Closing Date, upon reasonable request from the other party, to do, execute, acknowledge and deliver, as appropriate, such further acts, deeds, assignments, transfers, conveyances, assumptions, and powers of attorney as may reasonably be required for (a) the better assigning, transferring, granting, conveying, assuming, assuring and confirming to such other party, or its successors and assigns, of any of the assets, properties or liabilities to be assigned to it, or (b) the reassignment or return to Seller of assets that may have been inadvertently assigned, transferred or delivered to Buyer but should not have been so assigned, transferred or delivered, in each case as provided in the Transaction Documents.

        15.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under the Transaction Documents shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or courier or (d) sent by facsimile transmission. All such notices, requests, demands, waivers and other communication shall be deemed to have been received
(i) if by personal delivery, upon delivery, (ii) if by certified or registered mail, on the third business day after the mailing thereof, (iii) if by next-day or overnight mail or courier, on the business day after such mailing, (iv) if by facsimile, three hours after the sender receives a fax confirmation, unless the fax is sent after 5:00 p.m. on a business day or on a non-business day, in which case it shall be deemed received on the next business day.

        If to Buyer:

                Atrium Companies, Inc.
                1341 West Mockingbird Lane
                Suite 1200W
                Dallas, Texas 75247
                Attention:   Jeff L. Hull

                Tel: (214) 630-5757
                Fax: (214) 630-5058

        with a copy to:

                Paul, Hastings, Janofsky & Walker LLP
                75 East 55th Street
                New York, New York 10022
                Attention:    Marie Censoplano, Esq.
                              Joel M. Simon, Esq.

                Tel: (212) 318-6000
                Fax: (212) 319-4090

        If to Seller, to:

                Danvid Window Company
                6500 Brooktree Road
                Suite 102
                Wexford, PA  15090
                Attention:  Joseph Dominijanni

                Tel: (724) 940-2330
                Fax: (724) 940-2340

        with a copy to:

                Danvid Window Company
                860 Boardman-Canfield Road
                Suite 107
                Boca Building
                Boardman, Ohio 44512
                Attention: Jonathan K. Schoenike, Esq.

                Tel: (330) 965-9910
                Fax: (330) 965-9915

and
                Squire, Sanders & Dempsey L.L.P.
                Two Renaissance Square
                40 North Central Avenue, Suite 2700
                Phoenix, AZ  85004-4498
                Attention:  Jordan A. Kroop, Esq.

                Tel: (602) 528-4024
                Fax: (602) 253-8129

or, in each case, to such other address as may be specified in writing to the other parties.

        Any party may give any notice, instruction or communication in connection with the Transaction Documents using any other means (including telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions, or communications are to be delivered by giving the other parties to the Transaction Documents notice thereof in the manner set forth in this Section 15.2.

        15.3 ASSIGNMENT. This Agreement may not be assigned by any party without the express written consent of the other party hereto; provided, however, that Buyer may (i) assign its rights, duties and obligations under this Agreement to an Affiliate of Buyer and (ii) pledge this Agreement and the rights and obligations hereunder to any of its lenders as security for indebtedness owing or to be owed to such lenders.

Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective successors, heirs and permitted assigns.

        15.4 ENTIRE AGREEMENT; AMENDMENT; GOVERNING LAW; ETC. The Transaction Documents (together with the Exhibits and Schedules thereto) embody the entire agreement and understanding between the parties hereto with respect to the subject matter thereof. The Transaction Documents may be amended, modified, waived, discharged or terminated only by (and any consent hereunder shall be effective only if contained in) an instrument in writing signed by the party against which enforcement of such amendment, modification, waiver, discharge, termination or consent is sought. The Transaction Documents shall be construed in accordance with and governed by the laws of the State of Ohio as it applies to contracts to be performed entirely within Ohio.

        15.5 CONSENT TO JURISDICTION. THE BANKRUPTCY COURT SHALL HAVE JURISDICTION OVER ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE INTERPRETATION, IMPLEMENTATION AND ENFORCEMENT OF THIS AGREEMENT, AND THE PARTIES HERETO IRREVOCABLY SUBMIT AND CONSENT TO SUCH JURISDICTION.

        Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 15.2 of this Agreement shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Bankruptcy Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In the event that a court should find that subject matter jurisdiction is not available in the Bankruptcy Court, Buyer and Seller hereby agree to submit any and all disputes arising out of this Agreement to the jurisdiction and venue of the U.S. District Court for the Northern District of Ohio.

        15.6 SEVERABILITY. Any term or provision of the Transaction Documents that is invalid or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of the Transaction Documents or affecting the validity or enforceability of any of the terms or provisions of the Transaction Documents in any other jurisdiction.

        15.7 RELIANCE ON COUNSEL AND OTHER ADVISORS. Each party has consulted such legal, financial, technical or other experts as it deems necessary or desirable before entering into the Transaction Documents. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of the Transaction Documents.

        15.8 EXHIBITS AND SCHEDULES. Each of the Exhibits and Schedules referred to in the Transaction Documents and attached thereto is an integral part of the Transaction Documents and is incorporated in the respective Transaction Documents by this reference.

        15.9    RULES OF CONSTRUCTION. Unless the context otherwise requires:
(a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) references in the singular or to "him," "her," "it," "itself," or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be; (d) the use of the word "including" shall mean including, without limitation, with regard to the items listed thereafter; (e) provisions apply to successive events and transactions; (f) references to Articles, Sections, Schedules and Exhibits in a Transaction Document shall refer to Articles, Sections, Schedules and Exhibits of that Transaction Document, unless otherwise specified; (g) the headings in the Transaction Documents are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of the respective Transaction Documents or any provision thereof; (h) the Transaction Documents shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused the Transaction Documents to be drafted; (i) the use of the term "specific" in relation to a subject means relating exclusively to that subject; and (j) references to "commercially reasonable efforts" in the Transaction Documents shall require the efforts that a prudent person desirous of achieving a commercially reasonable result would use in similar circumstances to achieve a result within a commercially reasonable time.

        15.10 COUNTERPARTS. The Transaction Documents may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                      SIGNATURE PAGE TO FOLLOW

        IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.


                             ATRIUM COMPANIES, INC.


                             By:
                                    -------------------------------------------
                                    Name:  Jeff L. Hull
                                    Title: President and Chief Executive Officer


                             DANVID WINDOW COMPANY


                             By:
                                    -------------------------------------------
                                    Name:  Joseph Dominijanni
                                    Title: President and Chief Executive Officer

                              DANVID WINDOW COMPANY

                                    EXHIBIT A

                                   DEFINITIONS

        The following terms, as used in any Transaction Document, shall have the following meanings unless otherwise specifically defined therein:

                "AAPC" has the meaning set forth in the Recitals to the Agreement.

                "Accounts Payable" means all amounts owed by Seller to its suppliers, vendors and other third parties that are reflected on the Financial Statements or that have arisen since December 31, 2001.

                "Accounts Receivable" means all notes and accounts receivable of Seller that are reflected on the Financial Statements or that have arisen since December 31, 2001.

                "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                "Agreement" means this Asset Purchase Agreement (including the Exhibits and the Schedules), as the same from time to time may be amended, supplemented or waived.

                "Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards and decrees of, or agreements with, any Governmental Authority.

                "Assumed Contracts" means all rights of Seller under the Contracts to which Seller is a party or by which Seller is bound and all other Contracts to which Seller is a party or by which Seller is bound that are used or held for use or that arise out of the operation or conduct of the Business.

                "Assumed Liabilities" has the meaning set forth in Section 2.3 of the Agreement.

                "Auction" has the meaning set forth in Section 10.2(c)(i) of the Agreement.

                "Bankruptcy Case" has the meaning set forth in the Recitals of the Agreement.

                "Bankruptcy Code" has the meaning set forth in the Recitals of the Agreement.

                "Bankruptcy Court" has the meaning set forth in the Recitals of the Agreement.

                "Benefit Plans" has the meaning set forth in Section 4.12 of the Agreement.

                "Bid Deadline" has the meaning set forth in Section 10.2(a) of the Agreement.

                "Bid" has the meaning set forth in Section 10.2(a) of the Agreement.

                "Bidding Procedures" has the meaning set forth in Section 10.2 of the Agreement.

                "Bidding Procedures Motion" has the meaning set forth in Section 10.1(c) of the Agreement.

                "Bidding Procedures Order" has the meaning set forth in Section 10.1(a) to the Agreement.

                "Bidding Procedures Order Approval" has the meaning set forth in
Section 10.1(a) of the Agreement.

                "Books and Records" means the books and records of Seller, including manuals, price lists, mailing lists, lists of customers, sales and promotional materials, purchasing materials, personnel records, manufacturing and quality control records and procedures, research and development files, and accounting records (regardless of the media in which stored), in each case that are used or held for use or that arise primarily out of the conduct of the operation of the Business, but specifically excluding Tax records.

                "Break-Up Fee" has the meaning set forth in Section 10.2(d)(i) of the Agreement.

                "Business" means the Danvid Subsidiary of AAPC that manufactures and sells aluminum and vinyl windows and doors for residential and institutional/commercial construction.

                "Buyer" has the meaning set forth in the preamble to the Agreement.

                "Cash Portion" has the meaning set forth in Section 3.2 of the Agreement.

                "Closing" has the meaning set forth in Section 3.1 of the Agreement.

                "Closing Date" has the meaning set forth in Section 3.1 of the Agreement.

                "Committee" means AAPC's and Danvid's Official Committee of Unsecured Creditors in the Bankruptcy Case.

                "Consent(s)" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption, order or variance of, registration, certificate, declaration or filing with, or report or notice to, any Person, including, but not limited to, any Governmental Authority.

                "Contemplated Transactions" means the transactions contemplated by the Agreement.

                "Contracts" means all legally binding agreements, contracts, commitments, orders, licenses, leases and other instruments and arrangements.

                "Danvid" has the meaning set forth in the preamble to the Agreement.

                "Definitive Sale Documentation" has the meaning set forth in
Section 10.2(a) of the Agreement.

                "Deposit" has the meaning set forth in Section 3.3 of the Agreement.

                "Disclosure Schedule" has the meaning set forth in Article 4 of the Agreement.

                "Effective Time" has the meaning set forth in Section 3.1 of the Agreement.

                "Environmental Laws" has the meaning set forth in Section 4.11 of the Agreement.

                "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), damages, settlements, expenses, charges, assessments, Liens, penalties, fines, prejudgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental
Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Laws, or (b) pursuant to any claim by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation, or similar costs or expenses incurred or asserted by such Person pursuant to Applicable Law arising out of or in connection with any Environmental Law or activity.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "Excluded Assets" has the meaning set forth in Section 2.2 of the Agreement.

                "Excluded Intellectual Property" has the meaning set forth in
Section 2.2(a) of the Agreement.

                "Excluded Liabilities" has the meaning set forth in Section 2.4 of the Agreement.

                "Exhibits" means the Exhibits to the Agreement.

                "Filing Date" has the meaning set forth in the Recitals of the Agreement.

                "Financial Statements" has the meaning set forth in Section 4.5 of the Agreement.

                "Fixed Assets" means all machinery, equipment, furniture, furnishings, tools, supplies, jigs, vehicles, telephones, computers, drawings and other tangible personal property classified as fixed assets owned by Seller and used or held for use in the Business.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority or quasi-governmental agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, any tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organization.

                "Hazardous Materials" means any substance, material or waste that is regulated by any state or local Governmental Authority or the U.S. Government, including, without limitation, any material or substance that is (a) defined as a "hazardous waste," "hazardous material," "hazardous substance,"

"extremely hazardous waste" or "restricted hazardous waste" under any provision of any Applicable Law, (b) petroleum or a petroleum product, (c) asbestos, radioactive material or polychlorinated biphenyls, (d) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
Section 1251, et seq. (33 U.S.C. Section 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (e) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), or (f) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

                "Income Tax" means any federal, state, local or foreign income or franchise tax, including any interest, penalty, or addition thereto.

                "Income Tax Return" means any Tax Return with respect to Income Taxes.

                "Intercompany Receivables" means intercompany accounts receivables arising between the Business and the balance of AAPC's business from the conduct of the Business prior to the Effective Time.

                "Inventory" means all raw materials and supplies, work in process, finished goods, packaging and other manufacturing supplies owned by Seller as of the Closing Date that are used in connection with the Business and are classified as "inventory" on the Financial Statements.

                "IRS" means the Internal Revenue Service.

                "Key Employee Retention Program" means the retention programs regarding employees of Seller as approved by the Bankruptcy Court.

                "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any Schedule to the Agreement.

                "Lien(s)" means any mortgage, pledge, assessment, security interest, liens easement, license, option, covenant, condition, restriction, levy, charge, claim, right of first refusal, right of first offer, right of use or occupancy or other legal or equitable encumbrance affecting title or any other interest in property, or other encumbrance of any kind or any claim of any kind.

                "Logo" has the meaning set forth in Section 9.4(a) of the Agreement.

                "Losses" means claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation, losses resulting from the defense, settlement and/or compromise of a claim and/or demand and/or assessment, reasonable attorneys, accountants and expert witnesses' fees, costs and expenses of investigation, and the costs and expenses of recouping such losses.

                "Material Adverse Effect on the Business" means any material adverse change in, or material adverse effect on, the Transferred Assets or the Business taken as a whole.

                "Material Adverse Effect on Buyer" has the meaning set forth in
Section 5.4 of the Agreement.

                "Material Contract(s)" means all Contracts and Assumed Contracts that are material to the operation or conduct of the Business.

                "Name" has the meaning set forth in Section 9.4(d) of the Agreement.

                "Opening Bid" has the meaning set forth in Section 10.2(c)(i) of the Agreement.

                "Outside Date" has the meaning set forth in Section 13.1(a) of the Agreement.

                "Pension Plan" has the meaning set forth in Section 4.12 of the Agreement.

                "Permits" means any license, permit, qualification or registration and any other authorization from Governmental Authorities.

                "Permitted Encumbrances" means (a) Liens identified on Schedule 4.7; (b) statutory liens for current Taxes, assessments or governmental charges or levies not yet due; and (c) easements, rights-of-way, zoning and similar restrictions and other similar charges and encumbrances on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or the use thereof by Buyer.

                "Person" means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

                "Policies" means any and all insurance policies pertaining to Transferred Assets, Excluded Assets, Assumed Liabilities, Excluded Liabilities or otherwise related to the operation or conduct of the Business.

                "Prior Confidentiality Agreement" has the meaning set forth in
Section 9.10(c) of the Agreement.

                "Purchase Price" has the meaning set forth in Section 3.2 of the Agreement.

                "Qualified Bid" has the meaning set forth in Section 10.2(b) of the Agreement.

                "Qualified Bidder" has the meaning set forth in Section 10.2(a) of the Agreement.

                "Sale" has the meaning set forth in Section 10.2 of the Agreement.

                "Sale Hearing" has the meaning set forth in Section 10.1(b) of the Agreement.

                "Sale Order" has the meaning set forth in Section 10.1(b) of the Agreement.

                "Sale Order Approval" has the meaning set forth in Section 10.1(b) of the Agreement.

                "Schedules" means the Schedules to the Agreement.

                "Seller" has the meaning set forth in the preamble to the Agreement.

                "Seller's Knowledge" and "Knowledge of Seller" (or other words to any such effect) mean the actual knowledge of one or more of the following individuals: Joseph Dominijanni, Jonathan K. Schoenike, Daniel Crawford, Paul Royce, Lee Morton and Conni McIsaac; and, with respect to the representations and warranties contained in Section 4.25, Charlie McCord and Cornel Poche.

                "Subsidiary" means and refers to any corporation, association or other business entity of which more than fifty (50) percent of the issued and outstanding shares of capital stock or equity interests is owned or controlled, directly or indirectly, by Seller or Buyer, as the case may be, and in which Seller or Buyer, as the case may be, has the power, directly or indirectly, to elect a majority of the directors or other governing body.

                "Tax Code" means the Internal Revenue Code of 1986, as amended.

                "Tax Data" has the meaning set forth in Section 9.9(a) of the Agreement.

                "Tax Documentation" has the meaning set forth in Section 9.9(a) of the Agreement.

                "Taxes" in the plural and "Tax" in the singular means all Federal, state, local and foreign taxes, levies, fees, duties, required deposits or assessments, including income, employment (including Social Security, payroll, workers' compensation, unemployment, withholding and state disability), excise, property, franchise, gross income, gross receipts, value added, transfer, gains, profits, net worth, estimated, real or personal property, ad valorem, sales, use, customs, duties, and other taxes, fees, assessments or charges of any kind, together with all interest, additions to tax and penalties relating thereto, and including liability as a successor or transferee in respect of Taxes.

                "Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                "Termination Date" has the meaning set forth in Section 13.1 of the Agreement.

                "Transaction Documents" means the Agreement and the other documents and instruments contemplated by the Agreement to be delivered at the Closing.

                "Transfer Taxes" has the meaning set forth in Section 9.7(a) of the Agreement.

                "Transferee Employees" has the meaning set forth in Section 6.1 of the Agreement.

                "Transferred Assets" has the meaning set forth in Section 2.1 of the Agreement.

                "Transferred Facilities" means the offices and facilities used in whole or in part, by the Business as of the date of the Agreement that are the subject of real property leases included on Schedule 2.1(c).

                "Transferred Intellectual Property" means all patents, patent applications, registered and unregistered copyrights, copyright applications, registered and unregistered trademarks, trademark applications, trade names, business names, inventions, trade secrets, research and development data and know-how, assignable computer software or other intellectual property, in each case used or held for use in the conduct of the Business.

                "U.S. Government" means the United States government, including any and all departments, agencies, commissions, branches and instrumentalities thereof, as well as any corporations owned or chartered by the United States government.

                "Welfare Plan" has the meaning set forth in Section 4.12 of the Agreement.

                "Window Period" has the meaning set forth in Section 9.4(b) of the Agreement.

                              DANVID WINDOW COMPANY

                                    EXHIBIT C

                            BIDDING PROCEDURES MOTION
                                       AND
                        FORM OF BIDDING PROCEDURES ORDER

                              DANVID WINDOW COMPANY

                                    EXHIBIT D

                       SALE MOTION AND FORM OF SALE ORDER

See attachments.






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